                                                                    EXHIBIT 11.1

                      CENTIGRAM COMMUNICATIONS CORPORATION
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
           FOR THE YEARS ENDED NOVEMBER 2, 1996 AND OCTOBER 28, 1995,
        THE MONTH ENDED OCTOBER 29, 1994, AND YEAR ENDED OCTOBER 1, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                              MONTH ENDED
                                                                                              OCTOBER 29,
                                                                       YEAR 1996  YEAR 1995      1994       YEAR 1994
                                                                       ---------  ---------  -------------  ---------
Net income (loss)....................................................  $   1,000  $  (4,134)   $  (1,890)   $   7,745
                                                                       ---------  ---------  -------------  ---------
                                                                       ---------  ---------  -------------  ---------
Computation of common and common equivalent shares outstanding:
  Common stock.......................................................      6,824      6,560        6,379        6,147
  Options and warrants...............................................        157     --           --              411
                                                                       ---------  ---------  -------------  ---------
Common and common equivalent shares used in computing per share
 amounts.............................................................      6,981      6,560        6,379        6,558
                                                                       ---------  ---------  -------------  ---------
                                                                       ---------  ---------  -------------  ---------
Net income (loss) per share..........................................  $    0.14  $   (0.63)   $   (0.30)   $    1.18
                                                                       ---------  ---------  -------------  ---------
                                                                       ---------  ---------  -------------  ---------

    Fully diluted computation not presented since such amount differs by less than 3% of the net income per share amounts shown above